UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 12, 2020

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the RSA (as defined below) is incorporated by reference into this Item 1.01.

Item 1.03. Bankruptcy or Receivership.

Proposed Joint Prepackaged Chapter 11 Plan of Reorganization

On May 14, 2020 (the “Petition Date”), Ultra Petroleum Corp. (the “Company”) and certain of its subsidiaries, including Ultra Resources, Inc. (“Ultra Resources”), Keystone Gas Gathering, LLC, Ultra Wyoming, LLC, Ultra Wyoming LGS, LLC, UPL Pinedale, LLC, UP Energy Corporation (“UPE”) and UPL Three Rivers Holdings, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”). The Debtors have filed a motion with the Court seeking joint administration of their Chapter 11 cases under the caption In re Ultra Petroleum Corp., et al., Case No. 20-32631 (collectively, the “Chapter 11 Cases”). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the United States Bankruptcy Code and orders of the Court.

On the Petition Date, the Debtors filed a number of motions with the Court generally designed to stabilize their operations and facilitate the Debtors’ transition into Chapter 11. Certain of these motions seek authority from the Court for the Debtors to make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes, and certain holders of royalty, working and other mineral interests as required by the Debtors’ various leases and related agreements essential to the Debtors’ businesses.

A copy of the Plan (as defined below) is attached to the Disclosure Statement included as Exhibit 99.1 hereto and is incorporated herein by reference.

Restructuring Support Agreement

On the Petition Date, the Debtors entered into a Restructuring Support Agreement (the “RSA”) with the holders of (i) 100% of the aggregate principal amount of loans outstanding under the First Lien Revolving Credit Agreement, dated as of April 12, 2017, as amended (the “RBL Agreement”), by and between Ultra Resources, as borrower, Bank of Montreal, as administrative agent, and the lenders party thereto (the “Consenting RBL Lenders”); (ii) 85% of the aggregate principal amount of loans outstanding under the First Lien Term Loan Agreement, dated as of April 12, 2017, as amended (the “Term Loan Agreement”), by and between Ultra Resources, as borrower, Wilmington Trust, National Association (“WTNA”), as administrative agent, and the lenders party thereto (the “Consenting Term Lenders” and, together with the Consenting RBL Lenders, the “Consenting Lenders”); and (iii) 67% of the aggregate principal amount of the 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 (the “Second Lien Notes”) issued pursuant to that certain indenture, dated as of December 21, 2018 (as the same may be further supplemented and amended from time to time, the “Second Lien Indenture”), by and between Ultra Resources, as issuer, and U.S. Bank National Association, a national banking association (“U.S. Bank”), as trustee and collateral agent, (the “Consenting Noteholders” and, together with the Consenting Lenders, the “Restructuring Support Parties”).

•

The RSA sets forth the terms of a Joint Prepackaged Chapter 11 Plan of Reorganization of the Debtors (as proposed, the “Plan”) which, subject to Court approval and the requisite support of the Debtors’ creditors:

•	equitizes or eliminates substantially all of the Debtors’ prepetition indebtedness;

•	provides for a $25 million debtor-in-possession credit facility to the Debtors by certain Consenting Term Lenders;

•

provides for a new capital investment of up to approximately $85 million under a rights offering to repay the debtor-in-possession financing, repay outstanding obligations under the prepetition RBL and provide the reorganized Debtors with capital to be used for investments and/or general corporate purposes;

•	contemplates an exit facility RBL with a borrowing base of $100 million;

•	pays all ongoing trade obligations in the ordinary course; and

•	contains customary releases and exculpations.

The above description of the Plan herein is qualified in its entirety by the full text of the Plan, which is attached to the Disclosure Statement as Exhibit A.

The RSA contains certain covenants on the part of the Debtors and the Restructuring Support Parties, including that the Restructuring Support Parties (i) vote in favor of the Plan under Chapter 11 contemplated by the RSA and (ii) otherwise support the Debtors’ restructuring in accordance with the RSA. The RSA further provides that the Restructuring Support Parties shall have the right, but not the obligation, to terminate the RSA upon the occurrence of certain events, including the failure of the Debtors to achieve certain milestones. Accordingly, no assurance can be given that the Restructuring Transactions described in the RSA will be consummated.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA. A copy of the RSA is filed as Exhibit 10.1 to this Current Report and incorporated by reference in this Item 1.03.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Instruments”):

•

the Company’s 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024, issued pursuant to the indenture, dated December 21, 2018, by and between Ultra Resources, as issuer, the Company and its other subsidiaries, as guarantors, and U.S. Bank, as trustee;

•

the Company’s 6.875% Senior Notes due April 2022, issued pursuant to the indenture, dated April 12, 2017, by and between Ultra Resources, as issuer, the Company and its other subsidiaries, as guarantors, and UMB Bank, N.A., as trustee;

•

the Company’s 7.125% Senior Notes due April 2025, issued pursuant to the indenture, dated April 12, 2017, by and between Ultra Resources, as issuer, the Company and its other subsidiaries, as guarantors, and UMB Bank, N.A., as trustee;

•

the First Lien Revolving Credit Agreement, dated as of April 12, 2017, as amended, by and between Ultra Resources, as borrower, Bank of Montreal, as administrative agent, and the lenders party thereto; and

•	the First Lien Term Loan Credit Agreement, dated as of April 12, 2017, as amended, by and between Ultra Resources, as borrower, WTNA, as administrative agent, and the lenders party thereto.

The Debt Instruments provide that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the United States Bankruptcy Code.

Tripartite Agreements

On May 12, 2020 (the “Effective Date”), Ultra Resources, the borrower, entered into resignation, appointment and acceptance agreements (each, a “Tripartite Agreement,” and collectively, the “Tripartite Agreements”), with WTNA (in such capacity, the “Resigning Trustee”) and each of: (i) U.S. Bank with respect to the Second Lien Notes pursuant to the Second Lien Indenture and (ii) UMB Bank, N.A. a national banking association duly organized and existing under the laws of the United States of America (“UMB”, and together with U.S. Bank, the “Successor Trustees”) with respect to the 6.875% Senior Notes due 2022 and the 7.125% Senior Notes due 2025 pursuant to that certain indenture dated as of April 12, 2017 (the “Unsecured Notes Indenture” and, together with the Second Lien Indenture, the “Indentures”).

Each of the Tripartite Agreements provides that, effective as of the date thereof, (1) the Resigning Trustee assigns, transfers, delivers and confirms to each of the Successor Trustees all of its rights, titles and interests under the Indentures, as applicable, and all of its rights, titles, interests, capacities, privileges, duties and responsibilities as trustee, registrar, note custodian, paying agent and collateral agent under each of the Indentures, as applicable; (2) Ultra Resources accepts the resignation of the Resigning Trustee as trustee, registrar, note custodian, paying agent and collateral agent under each of the Indentures, as applicable, and appoints each of the Successor Trustees as trustee, registrar, custodian, paying agent and collateral agent under each of the Indentures, as applicable; and (3) each of the Successor Trustees accepts its appointment as trustee, registrar, custodian, paying agent and collateral agent under each of the Indentures, as applicable, and shall be vested with all of the rights, title, interests, capacities, privileges, duties and responsibilities of the trustee, registrar, custodian, paying agent and collateral agent under each of the Indentures, as applicable; provided, however, that the resignation of the Resigning Trustee and the appointment of the Successor Trustee in its capacities as custodian, paying agent and registrar under each of the Indentures, as applicable, is not effective until ten (10) days following the Effective Date.

The foregoing description of the Tripartite Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Tripartite Agreements, copies of which are filed herewith as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Agency Succession Agreement

Further, pursuant to an agency succession agreement dated as of May 13, 2020 (the “Agency Succession Agreement”) between Ultra Resources, the lenders party thereto, WTNA, as the successor administrative agent and Barclays Bank PLC, as the resigning administrative agent under the Term Loan Agreement, on May 13, 2020, WTNA succeeded to the role of administrative agent under the Term Loan Agreement.

The foregoing description of the Agency Succession Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agency Succession Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 7.01. Regulation FD Disclosure.

Press Release

On May 14, 2020, the Company issued a press release announcing the signing of the RSA and the solicitation of votes relating to the Plan, as described in Item 1.01. A copy of the press release is being furnished as Exhibit 99.2 and is incorporated into this Item 7.01 by reference. As described above, the Disclosure Statement was distributed to certain creditors of the Company on May 14, 2020. A copy of the Disclosure Statement is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Plan or an offer to sell securities of the Company. Any solicitation of votes or offer to sell or solicitation of an offer to buy any securities of the Company will be made only pursuant to and in accordance with the Disclosure Statement.

Cleansing Materials

Beginning in April 2020, the Company commenced discussions with certain of the Consenting Term Lenders and legal and financial advisors for such lenders and holders (the “Term Loan Ad Hoc Group”) regarding a potential restructuring and in May 2020, the Company commenced discussions with certain holders of the Company’s Second Lien Notes (the “2L Ad Hoc Group”).

The Company entered into confidentiality agreements (collectively, the “NDAs”) with certain members of the Term Loan Ad Hoc Group and 2L Ad Hoc Group. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to the Term Loan Ad Hoc Group and 2L Ad Hoc Group (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material, including certain operating and financial projections and accompanying supplemental materials, is attached hereto as Exhibit 99.3.

Item 8.01. Other Events.

DIP Credit Agreement

In connection with the filing of the Plan and subject to the Court’s approval, the Filing Subsidiaries and the Consenting Lenders will enter into a debtor-in-possession credit agreement on the terms set forth in a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among Ultra Resources, as borrower, UPE, as parent guarantor, the lenders party thereto (the “DIP Lenders”), and WTNA, as administrative agent and collateral agent, pursuant to which, subject to the approval of the Court, the DIP Lenders will agree to provide Ultra Resources with loans on a delayed draw basis in an aggregate principal amount not to exceed $25.0 million that, among other things, will be used to finance the ongoing general corporate needs of the Debtors during the course of the Chapter 11 proceedings.

Subject to the approval of the Court, the maturity date of the DIP Credit Agreement will be six months following the effective date of the DIP Credit Agreement (subject to two one-month extensions to be approved by the majority DIP Lenders thereunder). The DIP Credit Agreement will contain events of default customary to debtor-in-possession financings, including events related to the Chapter 11 proceedings, the occurrence of which could result in the acceleration of the Filing Subsidiaries’ obligation to repay the outstanding indebtedness under the DIP Credit Agreement. The Filing Subsidiaries’ obligations under the DIP Credit Agreement will be secured by a security interest in, and lien on, substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the Filing Subsidiaries and will be guaranteed by all of the Filing Subsidiaries material subsidiaries.

Quarterly Report Filing Extension

The Company is relying on the order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 in SEC Release No. 34-88465 pursuant to the SEC’s authority under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) granting exemptions from certain provisions of the Exchange Act and the rules thereunder related to the reporting requirements for certain public companies, subject to certain conditions (such order, the “Order”), to delay the filing of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Quarterly Report”). The Company expects to file the Quarterly Report no later than June 29, 2020 (45 days after the original due date of the Quarterly Report, or May 15, 2020).

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding COVID-19 in the United States, resulting in the Company having to modify its business practices. Since early March, the Company has been following the recommendations of state and local health authorities to minimize the exposure risk for its employees, including restricting access to its physical offices. The Company’s management has had to devote significant time and attention to assessing the potential impact of COVID-19 and related events on its operations and financial position and developing operational and financial plans to address those matters, which has diverted management resources from completing tasks necessary to file the Quarterly Report by the original due date of the Quarterly Report.

The Company is experiencing delays in the preparation of its financial statements for the reasons described above and as previously disclosed in the Company’s Current Report on Form 8-K filed on April 28, 2020 (the “Form 8-K”), which is hereby incorporated herein by reference, including the risk factor set forth therein. For the reasons described in the Form 8-K, the Company is availing itself of an extension to file its Quarterly Report for the quarterly period ended March 31, 2020 originally due May 15, 2020 (which the Company currently expects to file on or prior to June 29, 2020), relying on the Order.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, the Company can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in the Company’s business as well as risks and uncertainties related to the Company’s operational and financial results are set forth in its filings with the SEC, particularly in the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the most recent fiscal year, the Company’s most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to maintain adequate liquidity following the recent default under the terms of its RBL Agreement and Term Loan Agreement resulting from the going concern qualification to the Company’s audited, consolidated financial statements in its Annual Report on Form 10-K, to decrease its leverage or fixed costs, or to restructure its balance sheet in a manner that allows it to continue as a going concern over the long term. Some additional risks and uncertainties include, but are not limited to, increased competition, the extreme volatility and negative pressure that oil and natural gas commodity prices have experienced recently that is attributable to decreased demand resulting from COVID-19 and the actions of OPEC and other oil exporting nations, the timing and extent of changes in prices for oil and gas, particularly in the areas where the Company owns properties, conducts operations, and markets its production, as well as the timing and extent of the Company’s success in discovering, developing, producing and estimating oil and gas reserves, the Company’s ability to successfully monetize the properties it is marketing, weather and government regulation, and the availability of oil field services, personnel and equipment. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of May 14, 2020, by and among the Debtors, the Consenting RBL Lenders, the Consenting Term Lenders and the Consenting Noteholders.

10.2	Tripartite Agreement, dated as of May 12, 2020, by and among Ultra Resources, UMB and WTNA.

10.3	Tripartite Agreement, dated as of May 12, 2020, by and among Ultra Resources, U.S. Bank and WTNA.

10.4	Agency Succession Agreement, dated as of May 13, 2020, by and among Barclays Bank PLC as original agent, Wilmington Trust, National Association as successor agent, the lender parties thereto and Ultra Resources Inc.

99.1	Disclosure Statement for the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization, dated May 14, 2020.

99.2	Press Release, dated May 14, 2020.

99.3	Cleansing Material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2020

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary